EXHIBIT 10.1
Execution Version
STOCK PURCHASE AGREEMENT
BY AND BETWEEN
SEACOAST BANKING CORPORATION OF FLORIDA
AND
CAPGEN CAPITAL GROUP III LP
DATED AS OF
OCTOBER 23, 2009

i

Table of Contents
(continued)

ii

SCHEDULES

SCHEDULE I	Subsidiaries
SCHEDULE II	Form of Registration Rights Agreement
SCHEDULE III	Form of Lock-Up Agreement

iii

STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT, dated as of October 23, 2009 (this “Agreement”), is by and between Seacoast Banking Corporation of Florida, a Florida corporation (the “Company”), and CapGen Capital Group III LP, a Delaware limited partnership (the “Purchaser”).
     WHEREAS, the Company and CapGen Financial Partners (“CapGen”) have entered into a Letter of Intent, dated as of August 10, 2009, pursuant to which CapGen agreed to purchase, through its designee, from the Company 6 million shares of common stock, par value $0.10 per share, of the Company (the “Purchased Shares”), at the public offering price established for the offering described in the Company’s registration statement on Form S-1, as last amended (SEC File No. 333-160133) (the “Registration Statement”).
     WHEREAS, on August 12, 2009, the Company and CapGen orally agreed to consummate the sale and purchase of the Purchased Shares as a private placement rather than a registered offering and the Company agreed to grant the Purchaser registration rights with respect to the Purchased Shares.
     WHEREAS, the Company wishes to issue and sell to the Purchaser the Purchased Shares on the terms and subject to the conditions set forth in this Agreement.
     WHEREAS, the Purchaser wishes to purchase the Purchased Shares on the terms and subject to the conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:
ARTICLE 1
DEFINITIONS
     Section 1.01 Definitions. The following definitions shall be applicable to the terms set forth below as used in this Agreement:
     “Affiliates” shall mean, with respect to any Person, any other Person which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person.
     “Agreement” shall have the meaning set forth in the recitals.
     “Bank” shall mean Seacoast National Bank, Stuart, Florida, a bank operating under a national banking charter.
     “BHCA” shall mean the Bank Holding Company Act of 1956, as amended.
     “Business Day” shall mean any day that it is not a Saturday, Sunday or other day in which banks in the State of Florida or New York are authorized or required by law to be closed.

     “Board” shall mean the Board of Directors of the Company.
     “CapGen” shall have the meaning set forth in the preamble.
     “Company” shall have the meaning set forth in the preamble.
     “Closing” shall have the meaning set forth in Section 2.02.
     “Closing Date” shall have the meaning set forth in Section 2.02.
     “Common Stock” shall mean the shares of common stock, $0.10 par value per share, of the Company.
     “Confidentiality Agreement” shall mean the confidentiality agreement dated June 30, 2009 between the Company and CapGen.
     “Covered Securities” shall have the meaning set forth in Section 7.03(a).
     “Designated Securities” shall have the meaning set forth in Section 7.03(b).
     “Fox-Pitt” shall mean Fox-Pitt Kelton Cochran Caronia Waller (USA), LLC.
     “GAAP” shall have the meaning set forth in Section 7.05(a)(i)(3).
     “Lock-Up Agreement” shall have the meaning set forth in Section 7.02(b).
     “NASDAQ” shall mean National Association of Securities Dealers Automated Quotations.
     “Person” shall mean any individual, firm, corporation, partnership, trust, joint venture, governmental authority or other entity, and shall include any successor (by merger or otherwise) of such entity.
     “Private Placement” shall have the meaning set forth in Section 7.03(d).
     “Prospectus” shall mean the prospectus used in connection with the Underwritten Offering.
     “Purchase Price” shall have the meaning set forth in Section 2.03.
     “Purchased Shares” shall have the meaning set forth in the recitals.
     “Purchaser” shall have the meaning set forth in the preamble.
     “Purchaser Percentage Interest” shall have the meaning set forth in Section 7.03(a).
     “Purchaser Regulatory Application” shall have the meaning set forth in Section 8.02.
     “Qualified Offering” shall have the meaning set forth in Section 7.03(a).

     “Registration Statement” shall have the meaning set forth in the recitals.
     “Sandler O’Neill” shall mean Sandler O’Neill & Partners, L.P.
     “SEC” shall mean the United States Securities and Exchange Commission.
     “Termination Date” shall have the meaning set forth in Section 9.01(b).
     “Transaction” shall have the meaning set forth in Section 2.01.
     “Underwritten Offering” shall mean the public offering of Common Stock made by the Underwriters pursuant to the Underwriting Agreement.
     “Underwriters” shall mean Sandler O’Neill and each of the other underwriters named in Schedule I to the Underwriting Agreement.
     “Underwriting Agreement” shall mean the underwriting agreement dated August 14, 2009 between Sandler O’Neill and the other Underwriters and the Company, as amended, filed as an exhibit to the Registration Statement.
     “1933 Act” shall mean the Securities Act of 1933, as amended, and the regulations promulgated thereunder.
     “1934 Act” shall mean the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.
     Section 1.02 Additional Definitions. In addition to the foregoing, capitalized terms used in this Agreement and not otherwise defined in this Article 1 shall have the respective meanings provided herein.
ARTICLE 2
PURCHASE AND SALE OF THE PURCHASED SHARES
     Section 2.01 Issuance, Sale and Delivery of the Purchased Shares. Subject to the terms and conditions hereinafter set forth, at the Closing, the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase from the Company, the Purchased Shares (such issuance, sale and purchase of the Purchased Shares, along with the other commitments by each party to the other set forth in this Agreement, the “Transaction”).
     Section 2.02 Closing. The closing of the purchase and sale of the Purchased Shares shall take place at a mutually agreeable location upon satisfaction (or waiver, other than a waiver of any condition set forth in Section 5.04 or Section 6.03) of all conditions to closing; provided that such closing shall not occur prior to the end of the ten (10) day period commencing following the issuance of a notice by the Purchaser to its investors to call funds required to purchase the Purchased Shares; and provided, further that the Purchaser shall issue such notice no later than five (5) days after receipt of the last regulatory approval; or at such other date and time as may be agreed upon by the Purchaser and the Company (such closing being called the “Closing” and such date being called the “Closing Date”). At the Closing, subject to the terms and conditions hereof, the Company shall issue and deliver to the Purchaser the Purchased Shares in certificate form or in uncertificated book-entry form pursuant to instructions of the Purchaser provided to the Company at least five (5) Business Days in advance of the Closing Date, free and clear of any liens and other encumbrances (other than those placed thereon by or on behalf of Purchaser).
     Section 2.03 Payment of Purchase Price. As payment in full for the Purchased Shares, on the Closing Date, the Purchaser shall deliver to the Company $2.25 per Purchased Share (the “Purchase Price”). Payment of the Purchase Price shall be made in immediately available funds by wire transfer to the bank account designated by the Company at least two (2) Business Days in advance of the Closing Date.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company represents and warrants to the Purchaser as follows:
     Section 3.01 Brokers. The Company has agreed to pay Fox-Pitt, as placement agent, 4.00% of the aggregate Purchase Price upon the Closing. There are no other contracts, agreements or understandings between the Company and any Person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or similar payment.
     Section 3.02 Organization. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida and is registered as a bank holding company under the BHCA. Schedule I sets forth all Subsidiaries of the Company. The Company’s principal Subsidiary and sole banking Subsidiary is the Bank. As used herein, the term “Subsidiary” shall mean any Person of which (i) the Company or any of its Subsidiaries is a general partner, (ii) the voting power to elect a majority of the board of directors or others performing similar functions is held by the Company and or any one or more of its Subsidiaries, or (iii) more than 50% of the equity interests is, directly or indirectly, owned or controlled by the Company or any one or more of its Subsidiaries.
     Section 3.03 Authorization. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.
     Section 3.04 Purchased Shares. The Purchased Shares have been duly and validly authorized and, when issued and delivered against payment therefor by the Purchaser as provided herein, will be duly authorized, validly issued, fully paid, non-assessable and will be free and clear of any liens and other encumbrances, and will conform to the description of the capital stock contained in the Registration Statement and the Prospectus. The issuance of the Purchased Shares is not subject to the preemptive or other similar rights of any security holder of the Company.
     Section 3.05 Closing of the Underwritten Offering. The Underwritten Offering has been closed as to all shares of Common Stock offered.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
     The Purchaser represents and warrants to the Company as follows:
     Section 4.01 Organization. The Purchaser is a limited partnership validly existing under the laws of the State of Delaware.
     Section 4.02 Bank Holding Company Status. The Purchaser does not “control” within the meaning of the BHCA, directly or indirectly, any depository institution, is not a bank holding company under the BHCA, and will not immediately following the Closing “control” within the meaning of the BHCA any depository institution other than the Bank. Prior to Closing, the Purchaser will have obtained all necessary approvals to own the Purchased Shares and be a bank holding company under the BHCA with respect to its indirect ownership of the Bank through the Company.
     Section 4.03 Authorization. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes the valid and binding agreement of the Purchaser enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.
     Section 4.04 Prospectus. The Purchaser has received and read the Prospectus and has requested and reviewed such other information, and has had the opportunity to ask questions, concerning the Company as it deems necessary or advisable in the circumstances.
     Section 4.05 Accredited Investor, etc. The Purchaser is a sophisticated institution who is an “accredited investor,” as defined in Rule 501 under the 1933 Act, who has had an opportunity to review the Company and ask questions of its management to its satisfaction, and who understands the risks of an investment in the Purchased Shares, and has the ability to hold the Purchased Shares indefinitely and can afford loss of its investment.
     Section 4.06 Regulatory Approvals. Purchaser has not been advised by any governmental entity, and has no reasonable basis to believe, that any regulatory approvals, consents or statements of non-objection required or otherwise a condition to consummate the Transaction will not be obtained.
     Section 4.07 Sufficient Funds. The Purchaser has or at the Closing will have all funds necessary to pay and deliver the Purchase Price.
ARTICLE 5
CONDITIONS TO THE OBLIGATIONS
OF THE PURCHASER
     The obligations of the Purchaser to purchase and pay for the Purchased Shares are subject to the satisfaction or waiver by the Purchaser, on or before such Closing Date, of the following conditions:

     Section 5.01 Representations and Warranties to be True and Correct. The representations and warranties contained in Sections 3.01 through 3.04 shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except to the extent such representations and warranties expressly relate to any earlier date (in which case such representations and warranties shall be accurate on and as of such date), and an authorized officer of the Company shall have certified such compliance to the Purchaser in writing on behalf of the Company.
     Section 5.02 Performance. The Company shall have performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and an authorized officer of the Company shall have certified such compliance to the Purchaser in writing on behalf of the Company.
     Section 5.03 Corporate Approvals. All corporate approvals to be taken by the Company in connection with the Transaction shall have been obtained.
     Section 5.04 Regulatory Approvals. Purchaser shall have received all regulatory approvals necessary to complete the Transaction, including approval of Purchaser Regulatory Application, all notice and waiting periods required by law to pass shall have passed without adverse action, and no judicial, regulatory or governmental orders or actions enjoining, restraining, prohibiting or invalidating such Transaction shall have been issued and remain in effect or are unstayed.
     Section 5.05 Registration Rights Agreement. The Company and the Purchaser shall have executed and delivered, effective as of the Closing, the Registration Rights Agreement in the form attached as Schedule II.
ARTICLE 6
CONDITION TO THE OBLIGATIONS
OF THE COMPANY
     The obligations of the Company to issue and sell the Purchased Shares to the Purchaser and to perform its obligations under this Agreement are subject to the satisfaction, on or before such Closing Date, of the following conditions:
     Section 6.01 Representations and Warranties to be True and Correct. The representations and warranties contained in Article 4 shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and a duly authorized officer of the Purchaser shall have certified such compliance to the Company in writing on its behalf.
     Section 6.02 Performance. Purchaser shall have performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and a duly authorized officer of the Purchaser shall have certified to the Company in writing to such effect on its behalf.
     Section 6.03 Regulatory Approvals. Purchaser shall have received all regulatory approvals necessary to complete the Transaction, including approval of Purchaser Regulatory

Application, all notice and waiting periods required by law to pass shall have passed without adverse action, and no judicial, regulatory or governmental orders or actions enjoining, restraining, prohibiting or invalidating such Transaction shall have been issued and remain in effect or are unstayed.
     Section 6.04 Lock-Up Agreement. Purchaser shall have executed and delivered, effective as of the Closing, the Lock-Up Agreement in the form attached as Schedule III, unless the Closing occurs on or after November 13, 2009 after the Lock-Up Agreement has expired by its terms.
ARTICLE 7
COVENANTS OF THE COMPANY
     The Company covenants and agrees with the Purchaser as follows:
     Section 7.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, the Company agrees to cooperate with the Purchaser and use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, desirable, or advisable on its part under this Agreement or under applicable laws to consummate and make effective the Transaction as promptly as practicable.
     Section 7.02 Board Matters.
          (a) On or prior to the Closing Date, the Company shall expand the Board by one director, and cause the Nominating/Governance Committee of the Board to nominate, and the Nominating/Governance Committee of the Board shall nominate, a designee of the Purchaser as a director of the Company to fill, effective as of the Closing, the vacancy created by such expansion of the Board. For so long as the Purchased Shares are beneficially owned (with the term “beneficial ownership” and correlative terms having the meaning ascribed in Section 13(d)(3) of the 1934 Act and Rule 13d-3 thereunder) or otherwise owned by the Purchaser or any of its Affiliates, and subject to satisfaction of all legal and governance requirements applicable to all Board members regarding service as a director of the Company, the Company shall cause the nomination of one person designated by the Purchaser for election to the Board at each annual meeting at which the term of the director designated by the Purchaser expires, or upon the death, resignation, removal or disqualification of such director, if earlier. The Purchaser shall provide written notice of such designee to the Company, together with any information pertaining to the nominated person reasonably requested by the Company. Upon receipt of such notice and information, the Company shall do, or cause to be done, all things, and take, or cause to be taken, all actions necessary to cause such person to be elected as a member of the Board as soon thereafter as reasonably practicable.
          (b) The Purchaser’s designee as a Company director shall provide the Company with a directors and officer questionnaire and provide such other background information as may reasonably be requested by the Company.
          (c) Anything to the contrary in this Section 7.02 notwithstanding, the right to nominate a member of the Board granted by this Section 7.02 shall terminate as of and not be available at any time after the date on which the Purchaser offers or sells any of the Purchased Shares or any interest therein.
     Section 7.03 Preemptive Right.
          (a) If the Company offers to sell Covered Securities (as defined below) in a public or private offering of Covered Securities solely for cash any time during a period of 24 months commencing on the Closing Date (a “Qualified Offering”), the Purchaser shall be afforded the opportunity to acquire from the Company, for the same price and on the same terms as such Covered Securities are offered, in the aggregate up to the amount of Covered Securities required to enable it to maintain its Purchaser Percentage Interest (as defined below) as of immediately following the Closing. As used in this Section 7.03, (i) “Purchaser Percentage Interest” means, as of any date, the percentage equal to (A) the aggregate number of shares of Common Stock beneficially owned by the Purchaser as of such date divided by (B) the total number of outstanding shares of Common Stock as of such date and (ii) “Covered Securities” means Common Stock and preferred stock of the Company and any rights, options or warrants to purchase or securities convertible into or exercisable or exchangeable for Common Stock, other than securities that are (A) issued by the Company pursuant to any employment contract, employee or director incentive or benefit plan, stock purchase plan, stock ownership plan, stock option or equity compensation plan or other similar plan where stock is being issued or offered to a trust, other entity to or for the benefit of any employees, potential employees, consultants, officers or director of the Company, (B) issued by the Company in connection with a business combination or other merger, acquisition or disposition transaction, partnership, joint venture, strategic alliance or investment by the Company or similar non-capital raising transaction, (C) issued with reference to the Common Stock of a Subsidiary (i.e., a carve-out transaction), (D) issued as a dividend or in connection with a dividend reinvestment or stockholder purchase plan or (E) issued in exchange for currently outstanding securities.
          (b) Prior to making any Qualified Offering of Covered Securities, the Company shall give the Purchaser written notice of its intention to make such an offering, describing, to the extent then known, the anticipated amount of securities, and other material terms then known to the Company upon which the Company proposes to offer the same. The Purchaser shall have 10 days from the provision of such notice to notify the Company in writing that it intends to exercise such preemptive right and as to the amount of Covered Securities the Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 7.03(a) (the “Designated Securities”). Such notice shall constitute a non-binding indication of interest of the Purchaser to purchase the amount of Designated Securities so specified (or a proportionately lesser amount if the amount of Covered Securities to be offered in such Qualified Offering is subsequently reduced) at the price (or range of prices) established in the Qualified Offering and other terms set forth in the Company’s notice to it. The failure to respond during such 10 day period shall constitute a waiver of its preemptive right in respect of such offering. The obligation of the Company to provide such notice shall be received and held strictly confidential by and on behalf of the Purchaser, and the Purchaser and its directors, officers, employees, agents and representatives shall be subject to the same restrictions on trading in Company securities as the Company’s other insiders.

          (c) If Purchaser exercises its preemptive right provided in this Section 7.03 with respect to a Qualified Offering that is an underwritten public offering or a private offering made to qualified institutional buyers (as such term is defined in Rule 144A under the 1933 Act) for resale pursuant to Rule 144A under the 1933 Act (a “Rule 144A offering”), the Company shall offer Purchaser, if such underwritten public offering or Rule l44A offering is consummated, the Designated Securities (as adjusted downward or, at Purchaser’s option, upward to reflect the actual size of such offering when priced) at the same price as the Covered Securities are offered to investors (not including the underwriters or initial purchasers) in such offering and shall provide written notice of such price to Purchaser as soon as practicable prior to such consummation.
          (d) If Purchaser exercises its preemptive right provided in this Section 7.03 with respect to a Qualified Offering that is not an underwritten public offering or Rule 144A offering (a “Private Placement”), the closing of the purchase of the Covered Securities with respect to which such right has been exercised shall be conditioned on the consummation of the Private Placement giving rise to such preemptive right and shall take place simultaneously with the closing of the Private Placement or on such other date as the Company and Purchaser shall agree in writing; provided that the actual amount of Covered Securities to be sold to Purchaser pursuant to its exercise of its preemptive rights hereunder shall be reduced if the aggregate amount of Covered Securities sold in the Private Placement is reduced and, at the option of Purchaser (to be exercised by delivery of written notice to the Company within 5 Business Days of receipt of notice of such increase), shall be increased if such aggregate amount of Covered Securities sold in the Private Placement is increased. In connection with its purchase of Designated Securities, Purchaser shall, if it continues to wish to exercise its preemptive right with respect to such offering, execute an agreement containing representations, warranties and agreements of Purchaser that are substantially similar in all material respects to the agreements executed by other purchasers in such Private Placement.
          (e) Anything to the contrary in this Section 7.03 notwithstanding, the preemptive right to purchase Covered Securities granted by this Section 7.03 shall terminate as of and not be available any time after the date on which the Purchaser sells any of the Purchased Shares or any interest therein.
     Section 7.04 Restricted Shares. The Purchaser acknowledges and agrees that there are substantial restrictions on the transferability of the Purchased Shares. The Purchaser further understands and agrees that the Purchased Shares have not been registered under the 1933 Act and are “restricted securities” within the meaning of Rule 144 under the 1933 Act and may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or pursuant to an exemption therefrom. The Purchaser further understands that the Purchased Shares will be subject to a “Lock-up Period” as defined and described in the Lock-Up Agreement, which expires at the end of the day on November 12, 2009. Furthermore, the Purchaser acknowledges and agrees that (i) each certificate evidencing the Purchased Shares will bear a legend to the effect set forth below, and (ii) except to the extent such restrictions are waived by the Company, neither shall transfer any Purchased Shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate, as follows and which shall be delivered also as instructions to the Company’s transfer agent:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. FURTHERMORE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN SECTION 7.04 OF THAT CERTAIN STOCK PURCHASE AGREEMENT DATED AS OF OCTOBER 23, 2009, A COPY OF WHICH AGREEMENT IS ON FILE IN THE PRINCIPAL OFFICE OF THE CORPORATION.
     Except as provided in the Registration Rights Agreement, the Purchaser has no right to require that the Purchased Shares be registered under the Securities Act. If any Purchased Shares become eligible for sale without limitation as to volume under Rule 144 under the 1933 Act or any similar or successor provision or become registered pursuant to the Registration Rights Agreement, the Company shall, upon the request of the Purchaser, remove the foregoing legend and any transfer restrictions previously provided to the Company’s transfer agent.
     Section 7.05 Information, Access and Confidentiality.
          (a) For so long as the Purchased Shares are beneficially owned (with the term “beneficial ownership” and correlative terms having the meaning ascribed in Section 13(d)(3) of the 1934 Act and Rule 13d-3 thereunder) or otherwise owned by the Purchaser or any of its Affiliates, the Company shall deliver to the Purchaser:
               (i) as soon as available after the end of each fiscal quarter (but in no event later than 60 days after the end of each fiscal quarter), copies of:
                    (1) unaudited consolidated balance sheets of the Company and its Subsidiaries as at the end of such quarter,
                    (2) unaudited consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and for the portion of such fiscal year and the prior fiscal year ending with such quarter, and
                    (3) in each case prepared in accordance with U.S. generally accepted accounting principles (“GAAP”);
               (ii) as soon as available after the end of each fiscal year of the Company (but in no event later than 120 days after the end of each fiscal year), copies of:
                    (1) audited consolidated balance sheets of the Company and its Subsidiaries as at the end of such year,

                    (2) audited consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for such year, and
                    (3) in each case prepared in accordance with GAAP and audited by an independent certified public accountants of recognized national standing.
          (b) All information obtained under this Section 7.05 shall be deemed confidential and the Purchaser shall not, and shall cause its employees, representatives and agents not to, use, duplicate or disclose, in whole or in part, or permit the use, duplication or disclosure of, any of such information in any manner whatsoever, other than solely for evaluating the condition of the Company. The Purchaser shall be responsible for any breach of this Section 7.05(b) by any of its employees, representatives and agents. All information furnished or disclosed pursuant to this Section 7.05 shall remain the sole property of the Company.
ARTICLE 8
OTHER COVENANTS
     Section 8.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, the Purchaser and the Company agree to cooperate with each other and use their respective reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, desirable, or advisable on its part under this Agreement or under applicable laws to consummate and make effective the Transaction as promptly as practicable.
     Section 8.02 Regulatory Approvals. The Purchaser will file on behalf of it and any of its Affiliates, to the extent necessary, all regulatory applications and notices needed to consummate the Transaction, which will include a request for regulatory authorization of the Purchaser to become a bank holding company with respect to the Company and the Bank (“Purchaser Regulatory Application”), as soon as possible and not later than September 21, 2009. The Purchaser will pursue such applications diligently and on a priority basis, will request expedited processing of such applications and notices (to the extent such expedited processing is available), and, to the extent legally permissible and practicable, will provide the Company promptly with a copy of such applications as filed (except for any confidential portions thereof) and all material notices, orders, opinions, correspondence, conditions, commitments and other documents with respect thereto. The Company will cooperate with Purchaser and use its reasonable best efforts to assist the Purchaser in securing all required regulatory approvals. Subject to applicable laws relating to the exchange of information, the Purchaser and the Company shall have the right to review in advance, and to the extent practical each shall consult with the other on, all material written information to be submitted in connection with any regulatory applications and notices needed to consummate the Transaction. The Purchaser shall furnish, to the extent legally permissible, to the Company copies of all notices or other communications (including any information included therein provided by the Company or on behalf of the Company, but excluding any information regarding CapGen, the Purchaser or their Affiliates that has been designated as confidential and does not relate to the Company or its Affiliates) provided by Purchaser to any governmental entity or received by Purchaser from any governmental entity with respect to the Transaction and the establishment of any bank holding company for purposes of the Transaction. To the extent the Company receives any confidential information under this Section 8.02, the Company shall not, and shall cause its employees, representatives and agents not to, use, duplicate or disclose, in whole or in part, or permit the use, duplication or disclosure of, any of such information in any manner whatsoever. The Purchaser shall be responsible for any breach of this Section 8.02 by any of its employees, representatives and agents. All information furnished or disclosed pursuant to this Section 8.02 shall remain the sole property of the Company.
     Section 8.03 Corporate Approvals. The Company and the Purchaser have or will obtain all corporate approvals necessary for this Agreement and the Transaction.
     Section 8.04 Registration Rights. The Company and the Purchaser shall execute and deliver, effective as of the Closing, the Registration Rights Agreement in the form attached as Schedule II.
     Section 8.05 Lock-Up Agreement. The Purchaser shall execute and deliver, effective as of the Closing, the Lock-Up Agreement.
     Section 8.06 Bank Holding Company Status. Following the Closing and as long as the Purchaser holds shares of the Company, the Purchaser will not “control” within the meaning of the BHCA any depository institution other than the Bank or any other Subsidiary of the Company.
ARTICLE 9
TERMINATION
     Section 9.01 Methods of Termination. This Agreement may be terminated at any time prior to the Closing in any of the following ways:
          (a) by the mutual written consent in writing of Purchaser and the Company;
          (b) by either Purchaser or the Company if the Closing shall not have occurred by March 31, 2010 (the “Termination Date”), provided, however that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing;
          (c) by the Company if there has been a breach of any representation, warranty, covenant or agreement made by the Purchaser in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 6.01 would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) thirty (30) days after written notice thereof is given by the Company to the Purchaser and (ii) the Termination Date;
          (d) by the Purchaser if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 5.01 would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) thirty (30) days after written notice thereof is given by Purchaser to the Company and (ii) the Termination Date; or
          (e) by the Company or Purchaser in writing at any time after any applicable regulatory authority has denied or requested the withdrawal of any application for approval of the Transaction.
     Section 9.02 Procedure Upon Termination. In the event of termination pursuant to Section 9.01 hereof, and except as otherwise stated therein, written notice thereof shall be given to the other party, and this Agreement shall terminate immediately upon receipt of such notice (or as otherwise set forth in Section 9.01(c) and Section 9.01(d)), unless an extension is consented to in writing by the party having the right to terminate. If this Agreement is terminated as provided herein,
          (a) each party will return all documents, work papers and other materials of the other party, including photocopies or other duplications thereof, relating to the Transaction, whether obtained before or after the execution hereof, to the party furnishing the same; and
          (b) all information received by either party hereto with respect to the business of the other party (other than information which is a matter of public knowledge or which has heretofore been published in any publication for public distribution or filed as public information with any governmental entity) shall not at any time be used for any business purpose by such party or disclosed by such party to third persons.
ARTICLE 10
MISCELLANEOUS
     Section 10.01 Press Releases. The Company and the Purchaser shall consult with each other before issuing any press release with respect to the Transaction or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may be necessary upon the advice of outside counsel be required by law or the rules or regulations of NASDAQ or the SEC or any other applicable law.
     Section 10.02 Expenses. Each party hereto will pay its own expenses in connection with the Transaction, whether or not the Transaction shall be consummated.
     Section 10.03 Survival. The representations and warranties contained in Section 3.03 [Authorization] and Section 3.04 [Purchased Shares] shall survive the Closing. The covenants set forth in Section 7.02 [Board Matters], Section 7.03 [Preemptive Right], Section 7.05 [Information, Access and Confidentiality] and Section 8.05 [Bank Holding Company Status] shall survive the Closing in accordance with their respective terms. All other representations, warranties, covenants and agreements in this Agreement shall expire as of the Closing.
     Section 10.04 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, or sent by a recognized overnight courier service, addressed as follows:
to the Company, at:
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994
Attention: Dennis S. Hudson III
with a copy to:
Jones Day
1420 Peachtree Street, N.E.
Suite 800
Atlanta, Georgia 30309-3053
Attention: Ralph F. MacDonald, III
if to the Purchaser, at:
CapGen Capital Group III LP
c/o CapGen Financial Partners
280 Park Avenue
40th Floor West, Suite 401
New York, New York 10017
Attention: John P. Sullivan
with a copy to:
Sullivan & Cromwell
1888 Century Park East
Los Angeles, California 90067
Attention: Allison Ressler
or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.
     Section 10.05 Assignment. This Agreement shall not be assignable by operation of law or otherwise. This Agreement and all of the provisions of this Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.
     Section 10.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles regarding choice of law.

     Section 10.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     Section 10.08 Amendments and Waivers. Neither this Agreement nor any term hereof may be amended, modified, waived or discharged other than by a written instrument signed by the party against whom enforcement of any such amendment, modification, waiver or discharged is sought. Each party agrees not to waive any condition set forth in Section 5.04 or Section 6.03.
     Section 10.09 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.
     Section 10.10 Titles, etc. The cover page, table of contents, titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.
     Section 10.11 No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     Section 10.12 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such other instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.
     Section 10.13 Entire Agreement. This Agreement, including the schedules hereto, the Registration Rights Agreement and the Confidentiality Agreement constitute the sole and entire agreement of the parties with respect to the subject matter hereof.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the day and year first above written.

COMPANY: SEACOAST BANKING CORPORATION
By:	/s/ Denny S. Hudson III
	Name:	Denny S. Hudson III
	Title:	Chairman and Chief Executive Officer

PURCHASER: CAPGEN CAPITAL GROUP III LP CAPGEN CAPITAL GROUP III LLC, THE GENERAL PARTNER OF CAPGEN CAPITAL GROUP III LP
By:	/s/ John P. Sullivan
	Name:	John P. Sullivan
	Title:	Managing Director

SCHEDULE I
SUBSIDIARIES

Name	Incorporated

Seacoast National Bank	United States
FNB Brokerage Services, Inc.	Florida
FNB Insurance Services, Inc	Florida
South Branch Building, Inc	Florida
TCoast Holdings, LLC	Florida
BR West, LLC (inactive)	Florida
SBCF Capital Trust I	Delaware
SBCF Statutory Trust II	Connecticut
SBCF Satutory Trust III	Delaware
SBCF Satutory Trust IV	Delaware
SBCF Satutory Trust V	Delaware

SCHEDULE II
FORM OF REGISTRATION RIGHTS AGREEMENT

SCHEDULE III
FORM OF LOCK-UP AGREEMENT
                                        , 2009
Sandler O’Neill & Partners, L.P.
919 Third Avenue, 6th Floor
New York, NY 10022
Re:	Seacoast Banking Corporation of Florida
     The undersigned, a stockholder of Seacoast Banking Corporation of Florida, a Florida corporation (the “Company”), understands that Sandler O’Neill & Partners, L.P. (the “Underwriter”), has entered into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares (the “Shares”) of the Company’s common stock, $0.10 par value per share (the “Stock”). For other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during a period of 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Stock or any securities convertible into or exchangeable or exercisable for Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Stock, whether any such swap or transaction is to be settled by delivery of Stock or other securities, in cash or otherwise. If either (i) during the period that begins on the date that is 15 calendar days plus three (3) business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions set forth herein will continue to apply until the expiration of the date that is 15 calendar days plus three (3) business days after the date on which the earnings release is issued or the material news or event related to the Company occurs. The Company shall promptly notify the Underwriter of any earnings releases, news or events that may give rise to an extension of the initial restricted period.

     Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Stock (i) as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the restrictions set forth herein, (ii) to any trust or family limited partnership for the direct or indirect benefit of the partners of the undersigned or the immediate family of the partners of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pledged in a bona fide transaction outstanding as of the date hereof to a lender to the undersigned, as disclosed in writing to the Underwriter, (iv) pursuant to the exercise by the undersigned of stock options that have been granted by the Company prior to, and are outstanding as of, the date of the Underwriting Agreement, where the Stock received upon any such exercise is held by the undersigned, individually or as fiduciary, in accordance with the terms of this Lock-Up Agreement, (v) pursuant to Rule 10b5-1 plans of the undersigned in effect as of the date of the Underwriting Agreement, or (vi) with the prior written consent of the Underwriter. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Company Stock, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.
     The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.
     This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours, CAPGEN CAPITAL GROUP III LP CAPGEN CAPITAL GROUP III LLC, THE GENERAL PARTNER OF CAPGEN CAPITAL GROUP III LP
By:
	Name:	John P. Sullivan
	Title:	Managing Director

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